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                                                                   Exhibit 23.1

KPMG

KPMG LLP
Chartered Accountants
Suite 3300 Commerce Court West                          Telephone (416) 777-8500
PO Box 31 Stn Commerce Court                            Telefax (416) 777-8818
Toronto ON M5L 1B2                                      www.kpmg.ca



Securities and Exchange Commission
450 Fifth St., N.W.
Washington, D.C. 20549
USA


                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the inclusion in the Annual Report on Form 10-K of Campbell Resources Inc. (the "Corporation") for the year ended December 31, 1999 of our report dated February 25, 2000 which appears under Item 14 of the aforementioned Annual Report on Form 10-K.

We also consent to the incorporation by reference of our report in the Registration Statements on Form S-8 (registration Nos. 33-28296 and 333-93063) pertaining to the Corporation's Employee Incentive Plan and Directors' Stock Option Plan.


/s/ KPMG LLP

Chartered Accountants
March 30, 2000

Toronto, Canada